Exhibit 10.49

Annex VII to Note Purchase Agreement

[Letterhead of Company Counsel]

[Closing Date]

The Buyers listed on
Exhibit A Hereto
Re: eMagin Corporation
Ladies and Gentlemen:

We have acted as counsel to eMagin Corporation, a Delaware corporation (the "Company"), in connection with the issuance by the Company of $[7,000,000] aggregate principal amount of 6% Senior Secured Convertible Note due 2007-2008 (the -"Notes"), and related Common Stock Purchase Warrants (the "Warrants"), pursuant to the several Note Purchase Agreements, dated as of July , 2006 (the "Agreements"), by and between the Company and the several Buyers named therein (the "Buyers"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreements. This opinion is being delivered to you pursuant to Section 7(n) of the Agreements.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreements, the Notes, the Warrants, the Pledge and Security Agreement, dated as of July , 2006, by and between the Company and the Collateral Agent named therein (the "Security Agreement"), the Patent and Trademark Security Agreement, dated as of July , 2006, by and between the Company and the Collateral Agent named therein (the "Patent and Trademark Security Agreement"), the Lockbox Agreement, dated as of July 2006, by and between the Company and the Lockbox Agent named therein (the "Lockbox Agreement"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable' documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. The Agreements, the Notes, the Warrants, the Security Agreement, the Patent and Trademark Security Agreement and the Lockbox Agreement are hereinafter referred to collectively as the "Transaction Documents."

In rendering the opinions set forth in this opinion letter, we assume the following:

(a) - the legal capacity of each natural person;

(b) the legal existence of all parties to the transactions referred to in the Transaction Documents excluding the Company;

(c) the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

(d) the authorization, execution and delivery by each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed and delivered by such person;

(e) the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

(f) the transactions referred to in the Transaction Documents have been consummated;

(g) the payment of all the required documentary stamps taxes and fees imposed upon the execution, filing or recording of the Transaction Documents;

(h) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents;

(i) the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

(j) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the due diligence review undertaken by us;

(k) the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

(l) that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transactions referred to in the Transaction Documents;

(m) that the transactions referred to in the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;

(n) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents;

(o) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (e.g., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (e.g., LEXIS or WESTLAW) in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;

(p) that other agreements related to the transactions referred to in the Transaction Documents will be enforced as written;

(q) that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law;

(r) that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;

(s) that with respect to the Transaction Documents and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress; and

(t) the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

As to certain questions of fact material to this opinion, we have relied upon statements or certificates of public officials and officers of the Company.

Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter (collectively, the "Opinion Letter Participants") current actual knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should–not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company. We also call to your attention to the fact that we are not general counsel to the Company and we are not familiar with all aspects of the Company's business affairs. We have not conducted an independent audit of the Company or its files.

The validity, binding effect and enforceability of Transaction Documents may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith. In addition, certain remedies, waivers and other provisions contained in the Transaction Documents might not be enforceable; nevertheless, such unenforceability will not render such agreements invalid as a whole or preclude the practical realization of the benefits to the Secured Party thereunder. We express no opinions as to the application of the laws of usury to the Transaction Documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the the Transaction Documents and to consummate the transactions contemplated thereby.

3. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with there respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

4. The Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes or upon exercise of the Warrants in accordance with the tern-is of the Warrants, as the case may be, will be validly issued, fully-paid and non-assessable.

5. Assuming the representations and warranties of the Buyers in Section 3 of the Agreements are true and correct, the Notes and the Warrants may be offered and issued to the Buyers pursuant to the Agreements, the Conversion Shares may be offered and issued to the Buyers upon conversion of the Notes, and the Warrant Shares may be offered and issued to the Buyers upon exercise of the Warrants, in each such case, without registration under the 1933 Act.

6. The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term of the Certificate of Incorporation or by-laws of the Company or any Subsidiary, (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its businesses or the ability of the Company or any Subsidiary to make use thereof.

7. Assuming the representations and warranties of the Buyers in Section 3 of the Agreements are true and correct, no authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for the offer, issuance and sale of the Notes and the offer and issuance of the Warrants as contemplated by the Agreements or the offer and issuance of the Conversion Shares upon conversion of the Notes in accordance with the terms thereof or the offer and issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof except such as have been obtained or made and other than (a) the filing pursuant to the Agreements of a Registration Statement with the SEC covering the resale of the Shares (b) such as may be required under the securities or "blue sky" laws of certain jurisdictions (as to which we express no opinion) and (c) the Form D to be filed by the Company with the SEC.

8. The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the holders from time to time of the Notes, as secured party, valid security interests in the Collateral (as defined in the Security Agreement) including, without limitation, the funds and proceeds from time to time deposited or held in the Collateral Account (as defined in the Lockbox Agreement), as security for the Obligations (as defined in the Security Agreement), financing statements in proper form covering such security interests will be duly filed in the offices listed on Schedule I hereto, and when filed, such security interests in the Collateral will be perfected to the extent that security interests in such Collateral may be perfected by the filing of financing statements under the Uniform Commercial Code. Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York, Delaware General Corporation Law and the federal laws of the United States of America. In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon a good standing certificate issued by the Secretary of State of Delaware on June 27, 2006.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreements and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent. We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

By:	/s/

Exhibit A

Alexandra Global Master Fund Ltd.
do Alexandra Investnient Management, LLC
767 Third Avenue
39th Floor
New York, New York 10017

[NAME]
[ADDRESS]

Schedule II

[Secretary of State of the State of Delaware]

Schedule II

[Secretary of State of the State of Delaware]

[Department of State of the State of New York]

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